UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 27, 2017

PAREXEL International Corporation
(Exact name of registrant as specified in charter)

Massachusetts	0-21244	04-2776269
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

195 West Street, Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations for the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2017, PAREXEL International Corporation (the “Company”) entered into an amendment (the “Amendment”) to the Letter Agreement Regarding Accelerated Share Repurchase Program (as amended, the “Agreement”) by and between the Company and HSBC Bank USA, National Association (“HSBC”), dated November 21, 2016. Pursuant to the terms of the Amendment, in no event will either the Company or HSBC, upon settlement of the transaction, be required to deliver a number of shares of common stock of the Company greater than 7,500,000 under the terms of the Agreement (subject to dilution adjustments, if applicable, and except, in the event that the Company is required to deliver shares, to the extent that the Company has, or can use its best efforts to increase the number of, available unauthorized but unissued shares of common stock not reserved for other uses). All other terms of the Agreement remain unchanged.

The full text of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the agreement is qualified in its entirety by reference to the Amendment.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Amendment, effective February 27, 2017, to Letter Agreement Regarding Accelerated Share Repurchase Program by and between PAREXEL International Corporation and HSBC Bank USA, National Association, dated November 21, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	PAREXEL International Corporation
By:	/s/ Emma Reeve
Emma Reeve Corporate Vice President and Interim CFO

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment, effective February 27, 2017, to Letter Agreement Regarding Accelerated Share Repurchase Program by and between PAREXEL International Corporation and HSBC Bank USA, National Association, dated November 21, 2016.